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                                                                   EXHIBIT 10(d)




Exhibit 10(d) - Amendment to Employment Contract between North Country Bank &
                Trust and Ronald G. Ford.


                       AMENDMENT TO EMPLOYMENT CONTRACT


     This Agreement is made and is effective this 26th day of July, 1996, and amends an Employment Contract among FIRST NORTHERN BANK & TRUST ("Bank"), FIRST MANISTIQUE CORPORATION ("FMC"), and RONALD G. FORD ("Ford").


                                   RECITAL

     The parties wish to amend the Employment Contract in certain respects as described in this Amendment Agreement. Accordingly, the Boards of Directors of the Bank and FMC have approved this Amendment Agreement and authorized its execution and delivery on behalf of the Bank and FMC.


                                   AGREEMENT

     1. Paragraph 2 of the Employment Contract is amended in its entirety to read as follows:

           2. Term. Unless sooner terminated by (i) mutual agreement evidenced in writing, (ii) by the Board of the Directors of the Bank prior to a change in control because of the nonperformance and/or malperformance on the part of Ford, or (iii) by the Board of the Directors of the Bank after a Change in Control for "Cause", the employment by Bank of Ford as President and CEO shall continue for a three (3) year term commencing July 1, 1994. "Cause" means (i) the willful commission by Ford of a criminal or other act that causes or will probably cause substantial economic damage to the Bank, FMC or an affiliate or substantial injury to the business reputation of the Bank, FMC or an affiliate; (ii) the commission by Ford of an act of fraud in the performance of his duties on behalf of the Bank, FMC or an affiliate; (iii) the continuing willful failure of Ford to perform his duties to the Bank, FMC or an affiliate (other than any such failure resulting from Ford's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Ford; or (iv) the order of a federal or state bank regulatory agency or a court of competent jurisdiction requiring Ford's termination of employment. For purposes of this paragraph, no act, or failure to act, on Ford's part shall be deemed "willful" unless done, or omitted to be done, by Ford not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank, FMC or







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    an affiliate.  The term "affiliate" means a corporation or other business entity that is controlled by, controlling or under common control with FMC.


    2. Paragraph 8(b) of the Employment Contract is amended in its entirety to read as follows:

           (b) If after a Change in Control the Bank shall terminate Ford's employment other than for Cause (defined in Section 2) or pursuant to
    Section 7(b) or Section 7(c), above, or, if Ford shall terminate his employment for Good Reason, then Bank shall pay Ford as severance pay twenty
    (20) quarterly payments (commencing on the date of termination) each equal to twenty-five percent (25%) of the average of his aggregate annual base salary for the three immediately preceding years received from FMC or any affiliate (including the Bank). If any such payments or the acceleration of stock option vesting or the payment or distribution of consideration and satisfaction of any share appreciation rights are subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, FMC shall pay to Ford such additional compensation as is necessary (after taking into account all federal, state and local income taxes payable by Ford as a result of the receipt of such compensation) to place Ford in the same after-tax position he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. FMC shall pay such additional compensation at the time when the excess tax is withheld or is required to be withheld from any payments to Ford. Calculation of the tax gross-up shall be approved by FMC's independent certified public accounting firm engaged by FMC immediately prior to the Change in Control.



    3. Section 9(b) of the Employment Contract is amended in its entirety to read as follows:


          (b) This Contract shall inure to the benefit of and be enforceable by Ford's personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If Ford should die after payments have commenced or should have commenced pursuant to the provisions of Section 8(b), but before all such amounts have been paid, all such amounts shall be paid in accordance with the terms of this Contract to Ford's devisee, legatee, or other designee or, if there be no such designee, to Ford's estate. In the event of Ford's death before any payments have commenced or should have commenced under Section 8(b), the Contract will terminate and Ford will be entitled to no further compensation under this Contract beyond the date of his death.




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    4.    Except as amended hereby, the Employment Contract is ratified and confirmed in all respects.


    IN WITNESS WHEREOF, the parties have executed this Amendment Agreement, effective as of the day first written above.

                                             FIRST NORTHERN BANK & TRUST


                                             By /s/   John  D. Lindroth
                                               --------------------------------

                                               Its Vice-Chairman
                                                  -----------------------------


                                             FIRST MANISTIQUE CORPORATION


                                             By /s/  Michael C. Henricksen
                                               --------------------------------

                                               Its Vice-Chairman
                                                  -----------------------------


                                            /s/  Ronald G. Ford
                                            -----------------------------------
                                            Ronald G. Ford